Exhibit 4.2

WARRANT AMENDMENT AGREEMENT
This Warrant Amendment Agreement (this “Amendment”) is made as of February 28, 2020, by and between Amyris, Inc., a Delaware corporation (the “Company”), and [_______] (the “Holder”).
RECITALS
WHEREAS, on November 14, 2019, the Company issued and sold a common stock purchase warrant (the “Warrant”) to the Holder, pursuant to the terms of that certain Credit Agreement dated November 14, 2019, by and between the Company and the Holder.
WHEREAS, as partial consideration for, and as a condition to, the Holder's agreement to enter into a Forbearance Agreement among the Company, the Holder and certain other lenders on the date hereof, Company and the Holder now desire to amend certain provisions of the Warrant as set forth below.

AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
1.Warrant Amendment. Section 2(b) of the Warrant shall be amended and restated to read in its entirety as follows:
(a)    Section 2(b) of the Warrant shall be amended and restated to read in its entirety as follows:
“b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $2.87, subject to adjustment hereunder (the “Exercise Price”).”
(b)    Section 5(e) of the Warrant shall be amended and restated to read in its entirety as follows:
“e) Registration. Within 30 days of the date of filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”) (the “Filing Deadline”), the Company shall file with the Commission a registration statement on Form S-1 (a “Registration Statement”) providing for the resale by the Holder of the Warrant Shares. The Company shall use commercially reasonable efforts to (i) cause the Registration Statement to become effective within 90 days (120 days if subject to review by the Securities and Exchange Commission) of the date of filing of the Form 10-K (the “Effectiveness Deadline”) and (ii) keep the Registration Statement effective at all times until (x) the Holder does not beneficially own any Warrant Shares or (y) the Warrant Shares may be resold by the Holder under Rule 144 without volume limitations. If (i) the Registration Statement is (A) not filed with the Commission on or before the Filing Deadline (a “Filing Failure”) or (B) not declared effective by the Commission on or before the Effectiveness Deadline (an “Effectiveness Failure”) or (ii) the Company fails to keep the Registration Statement effective at all times until (x) the Holder does not beneficially own any Warrant Shares or (y) the Warrant Shares may be resold by the Holder under Rule 144 without volume limitations (a “Maintenance Failure”), then, as partial relief for the damages to the Holder by reason of any such delay in or reduction of its ability to sell the Warrant Shares (which remedy shall not be exclusive of any other remedies available at law or in equity), the Exercise Price with respect to each share of the Common Stock under this Warrant not theretofore issued pursuant to the exercise hereof shall, in each case, thereupon be reduced by 10% (and by an additional 5% in the event any such Filing Failure, Effectiveness Failure or Maintenance Failure continues for more than ninety (90) days); provided, that in no event shall the Exercise Price with respect to any Warrant Share be reduced below $2.28 per share (subject to any other adjustment under this Warrant) pursuant to this Section 5(e). Upon termination of a Filing Failure, Effectiveness Failure or Maintenance Failure, as applicable, the Exercise Price with respect to each share of the Common Stock under this Warrant not theretofore issued pursuant to the exercise hereof shall revert to the Exercise Price originally stated hereunder (as otherwise adjusted pursuant to this Warrant), subject again to any subsequent Effectiveness Failure or Maintenance Failure.”

2.    No Other Amendments. Except as expressly set forth above, all of the terms and conditions of the Warrant shall remain in full force and effect.
3.    Miscellaneous.
(a)    Governing Law. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
(b)    Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[SIGNATURE PAGES FOLLOW]

Exhibit 4.2

The undersigned has executed this Warrant Amendment Agreement as of the date first set forth above.

THE COMPANY:
AMYRIS, INC.
By:______________________________________
(Signature)
Name:____________________________________
Title:_____________________________________

[SIGNATURE PAGE TO WARRANT AMENDMENT AGREEMENT]

The undersigned has executed this Warrant Amendment Agreement as of the date first set forth above.

HOLDER:
[_______]
__________________________________________ (Signature)
Name:____________________________________
Title: _____________________________________

[SIGNATURE PAGE TO WARRANT AMENDMENT AGREEMENT]